                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):        APRIL 10, 1997
                                                 ----------------------------


                             CONTINUCARE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
--------------------------------------------------------------------------------
                  (State or other jurisdiction of incorporation


        0-21910                                          59-2716023
------------------------                      ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


                      100 SOUTHEAST 2ND STREET, 36TH FLOOR
                              MIAMI, FLORIDA                          33131
--------------------------------------------------------------------------------
                    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code          (305) 350-7515
                                                    --------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 10, 1997, Continucare Corporation (the "Company") acquired certain arthritis rehab centers and affiliated physician practices from Sheridan Healthcorp, Inc. The acquisition included the purchase of AARDS, Inc. ("AARDS"), a Florida corporation formerly known as Norman B. Gaylis, M.D., Inc., Rosenbaum, Weitz & Ritter, Inc. ("RWR") and Arthritis & Rheumatic Disease Specialties, Inc. ("AARDS, Inc.") Such entities are located in Dade and Broward counties in South Florida. The aggregate purchase was approximately $3.3 million.

         The source of consideration paid by the Company was approximately $800,000 from a private placement consummated by the Company in August 1996 and $2.5 million from a revolving line of credit and term note from First Union National Bank of Florida.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The audited financial statements of AARDS (which includes the results of operations of AARDS, Inc.) and RWR as of and for the years ended December 31, 1996 and December 31, 1995 are attached as Exhibit 7(a) and are incorporated herein by reference.

         (b) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma balance sheet of the Company as of March 31, 1997, and the unaudited pro forma income statements for the periods from February 12, 1996 (inception) to June 30, 1996, and the nine months ended March 31, 1997, are attached as Exhibit 7(b) and are incorporated herein by reference.

         (c) EXHIBITS

             10.1 Stock Purchase Agreement dated April 10, 1997 between Continucare Corporation, Continucare Physician Practice Management, Inc., AARDS, Inc. and Sheridan Healthcorp, Inc.*

             10.2 Stock Purchase Agreement dated April 10, 1997 by and among Continucare Corporation, Continucare Physician Practice Management, Inc., Rosenbaum, Weitz & Ritter, Inc. and Sheridan Healthcorp, Inc.*

             10.3 Stock Purchase Agreement dated April 10, 1997 by and among Continucare Corporation, Continucare Medical Management, Inc., Arthritis & Rheumatic Disease Specialties, Inc. and Sheridan Healthcare, Inc.*

             23.1 Consent of Independent Auditors.

--------------------
* Previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           CONTINUCARE CORPORATION



Date:  June 24, 1997       By:  /s/Charles M. Fernandez
                                -----------------------------------------------
                                Charles M. Fernandez
                                Chairman, Chief Executive Officer and President

                          ATTACHMENT AND EXHIBIT INDEX



         Attachment                                Description
         ----------                                -----------

             7(a)                      Audited Financial Statements of
                                       AARDS and RWR as of and for the years
                                       ended December 31, 1996 and December 31,
                                       1995

             7(b)                      Unaudited Pro Forma Balance Sheet of
                                       the Company as of March 31, 1997, and
                                       Unaudited Pro Forma Income Statement of
                                       the Company for the Periods of February
                                       12, 1996 (Inception) to June 30, 1996,
                                       and the Nine Months Ended March 31, 1997

           Exhibit                                  Description
           -------                                  -----------

             23.1                      Consent of Independent Auditors

                                                                Attachment 7(a)







                           AARDS, INC.

                      FINANCIAL STATEMENTS

                   DECEMBER 31, 1996 AND 1995

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Shareholder of
AARDS, Inc.
Hollywood,  Florida

We have audited the accompanying balance sheet of AARDS, Inc. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AARDS, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ SPEAR, SAFER, HARMON & CO.

Miami, Florida
April 30, 1997

                                  AARDS, INC.

                                 Balance Sheets

                           December 31, 1996 and 1995






                                                                       1996           1995
                                                                       ----           ----
                                  ASSETS
Current Assets:
  Cash                                                              $    --        $  38,953
  Accounts receivable, net of allowances of approximately
     $225,000 and $159,000, respectively                              396,076        230,799
  Other receivable                                                     22,243           --
  Prepaid expenses                                                     10,291          1,415
                                                                    ---------      ---------

         Total Current Assets                                         428,610        271,167

Furniture and Equipment, net                                          122,048        115,861

Deposits and Other Assets                                               6,370         11,281
                                                                    ---------      ---------

                                                                    $ 557,028      $ 398,309
                                                                    =========      =========


                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Line of credit                                                    $    --        $ 120,000
  Accounts payable and accrued expenses                                92,354         58,326
  Income taxes payable                                                   --           29,000
  Due to related parties                                              453,508           --
  Deferred income taxes                                                  --           48,662
  Other current liabilities                                             3,020         16,266
                                                                    ---------      ---------

         Total Current Liabilities                                    548,882        272,254
                                                                    ---------      ---------

Shareholders' Equity:
  Common stock, $1.00 par value, 10,000 shares
   authorized, 1,000 shares issued and outstanding                      1,000          1,000
  Subscription receivable                                                --             (500)
  Retained earnings                                                     7,146        125,555
                                                                    ---------      ---------

         Total Shareholders' Equity                                     8,146        126,055
                                                                    ---------      ---------

                                                                    $ 557,028      $ 398,309
                                                                    =========      =========



The accompanying notes are an integral part of these financial statements.

                                   AARDS, INC.

                 Statements of Operations and Retained Earnings

                     Years Ended December 31, 1996 and 1995



                                                              1996              1995
                                                              ----              ----
Net Patient Revenue                                       $ 1,512,608       $ 1,701,538
                                                          -----------       -----------

Operating Expenses:
  Payroll and related costs                                   718,145         1,043,587
  General and administrative                                  993,452           561,591
                                                          -----------       -----------

                                                            1,711,597         1,605,178
                                                          -----------       -----------

                                                             (198,989)           96,360
Other income                                                   80,580              --
                                                          -----------       -----------

(Loss) Income before provision for income taxes              (118,409)           96,360
Provision for income taxes                                       --              33,200
                                                          -----------       -----------

Net (Loss) Income                                            (118,409)           63,160

Retained Earnings - Beginning of Year                         125,555            62,395
                                                          -----------       -----------


Retained Earnings - End of  Year                          $     7,146       $   125,555
                                                          ===========       ===========





The accompanying notes are an integral part of these financial statements.

                                   AARDS, INC.

                            Statements of Cash Flows

                     Years Ended December 31, 1996 and 1995




                                                                      1996            1995
                                                                      ----            ----

Cash Flows from Operating Activities:
  Net (loss) income                                                $(118,409)      $  63,160
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities:
     Depreciation and amortization                                    44,446          37,703
     (Increase) decrease in -
        Accounts receivable, net                                    (165,277)        (78,942)
        Prepaid expenses                                              (8,876)          8,585
        Deposits and other assets                                    (17,332)          1,511
     Increase (decrease) in -
        Accounts payable and accrued expenses                         34,028         (76,752)
        Income taxes payable                                         (29,000)         29,000
        Due to related parties                                       453,508            --
        Deferred income taxes                                        (48,662)         48,662
        Other current liabilities                                    (13,246)        (73,157)
                                                                   ---------       ---------

Net Cash Provided by (Used in) Operating Activities                  131,180         (40,230)
                                                                   ---------       ---------

Cash Flows from Investing Activities:
  Acquisition of property and equipment                              (50,633)         (5,817)
                                                                   ---------       ---------

Cash Flows from Financing Activities:
  Net (payments) borrowings on line of credit                       (120,000)         85,000
  Collection of subscription receivable                                  500            --
                                                                   ---------       ---------

Net Cash (Used in) Provided by Financing Activities                 (119,500)         85,000
                                                                   ---------       ---------

(Decrease) Increase in Cash                                          (38,953)         38,953

Cash - Beginning of Year                                              38,953            --
                                                                   ---------       ---------

Cash - End of Year                                                 $    --         $  38,953
                                                                   =========       =========


Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for interest                           $   1,222       $   8,377
                                                                   =========       =========



The accompanying notes are an integral part of these financial statements.

                                   AARDS, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1996 and 1995





NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           ORGANIZATION - AARDS, Inc. (the "Company") was organized as a Florida corporation in May 1991 under the name of Norman Gaylis, M.D. P.A. The Company is a provider of arthritic and rheumatic health care.

           ACCOUNTS RECEIVABLE AND REVENUES - Accounts receivable are primarily amounts due under fee-for-service contracts from third party payors, such as insurance companies, patients, and government health care programs. These receivables are presented net of an estimated allowance for contractual adjustments and uncollectible receivables. Contractual adjustments result from the difference between the rates for services performed and reimbursable amounts from government programs and insurance companies for those services.

           PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the related assets which is five to ten years. Leasehold improvements are amortized on a straight-line basis over the lease-term which is five years.

           CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of receivables from third party payors. The Company performs credit evaluations of its patients and their insurance carriers, and establishes allowances for potential losses as considered necessary, in order to limit concentrations of credit risk and potential credit losses.

           FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments ("SFAS 107") requires disclosure of the fair value of certain financial instruments. Cash, other current assets, other assets, accounts payable and accrued expenses are reflected in the accompanying financial statements at cost which approximates fair value.

           INCOME TAXES - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. For the year ended December 31, 1996, the Company filed its tax return on a consolidated basis with its parent company.

                                   AARDS, INC.

NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)

           For that year the Company had a deferred tax asset of $76,500 and an income tax benefit of $65,000. For the year ended December 31, 1995, the provision for income taxes consisted of the following:


                      Current                 $ 29,000
                      Deferred                   4,200
                                              --------

                                              $ 33,200
                                              ========


                      Federal                 $ 27,200
                      State                      6,000
                                              --------

                                              $ 33,200
                                              ========


           USE OF ESTIMATE - The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE 2  -  PROPERTY AND EQUIPMENT

           At December 31, 1996 and 1995, property and equipment consisted of the following:

                                                                  1996           1995
                                                                  ----           ----
           Furniture and equipment                             $ 256,217       $ 205,584
           Leasehold improvements                                 10,369          10,369
                                                               ---------       ---------

                                                                 266,586         215,953

           Accumulated depreciation and amortization            (144,538)       (100,092)
                                                               ---------       ---------

                                                               $ 122,048       $ 115,861
                                                               =========       =========

                                   AARDS, INC.

NOTE 3 -   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

           At December 31, 1996 and 1995, accounts payable and accrued expenses consisted of the following:

                                             1996         1995
                                             ----         ----

           Accounts payable                $35,311      $16,660
           Accrued payroll                  33,583       16,406
           Deferred rent                    23,460       25,260
                                           -------      -------

                                           $92,354      $58,326
                                           =======      =======


NOTE 4  -  LINE-OF-CREDIT

           As of December 31, 1995, the Company has a line-of-credit with a bank which bears interest at prime plus 1% (9.5% at December 31, 1995) and is renewable annually. In January 1996, the line-of-credit was repaid and terminated.


NOTE 5  -  RELATED PARTY TRANSACTIONS

           During 1996, the Company was a member of an affiliated group whereby management and administrative expenses incurred by an affiliate are allocated to the Company based on number of visits or physicians depending on the type of expense. For the year ended December 31, 1996, approximately $176,000 of such costs were allocated to the Company. In addition, all of the Company's cash receipts and disbursements were administered by this affiliate for which the Company was charged a fee of $135,000. These costs are included in general and administrative expenses on the accompanying 1996 statement of operations and retained earnings. As of December 31, 1996 the total amount due to related parties was approximately $454,000.

           During 1995, all management and administrative expenses were incurred directly by the Company.


NOTE 6  -  COMMITMENTS AND CONTINGENCIES

           INSURANCE - The Company maintains insurance coverage for its professional malpractice claims. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $7,500,000 in the aggregate per year.

                                   AARDS, INC.

NOTE 6  -  COMMITMENTS AND CONTINGENCIES  (CONTINUED)

           Due to the nature of its business, the Company from time to time becomes involved as a defendant in medical malpractice lawsuits and is subject to the attendant risk of substantial damage awards. The Company maintains professional and general liability insurance on a claims made basis in amounts deemed appropriate by management, based upon historical claims and the nature and risks of its business. There can be no assurance, however, that an existing or future claim or claims will exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claims or that such coverage will continue to be available at a reasonable cost to adequately and economically insure the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.

           EMPLOYMENT AGREEMENTS - The Company has an employment contract with a physician. Future annual minimum payments under the employment contract are as follows:

                  1997                  $  450,000
                  1998                     450,000
                  1999                     450,000
                  2000                     450,000
                  2001                     450,000
                                        ----------
                                        $2,250,000
                                        ==========

           LEASE COMMITMENTS - The Company leases medical office facilities and medical equipment under various non-cancelable operating leases. Rental expense for the years ended December 31, 1996 and 1995 was $128,674 and $95,623, respectively.

           Approximate future annual minimum payments under operating leases are as follows:

                  1997                  $113,000
                  1998                   111,000
                  1999                    92,000
                  2000                    92,000
                  2001                    92,000
                  Thereafter             182,000
                                        --------

                  Total                 $682,000
                                        ========


NOTE 7  -  SUBSEQUENT EVENT

           In April 1997, the Company sold its net assets to an unrelated party for $1,900,000 in cash.

                        ROSENBAUM, WEITZ AND RITTER, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Shareholder of
Rosenbaum, Weitz and Ritter, Inc.
Hollywood, Florida

We have audited the accompanying balance sheets of Rosenbaum, Weitz and Ritter, Inc. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosenbaum, Weitz and Ritter, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ SPEAR, SAFER, HARMON & CO.

Miami, Florida
April 30, 1997

                       ROSENBAUM, WEITZ AND RITTER, INC.

                                 Balance Sheets

                           December 31, 1996 and 1995



                                                                         1996            1995
                                                                         ----            ----
                                  ASSETS
Current Assets:
  Cash                                                              $      --        $    29,714
  Accounts receivable, net of allowances of approximately
   $363,000 and $161,000,  respectively                                 453,202          551,740
  Prepaid expenses                                                       30,412           27,906
                                                                    -----------      -----------

         Total Current Assets                                           483,614          609,360

Property and Equipment, net                                             442,221          387,839

Deposits and Other Assets                                                 4,028            5,117
                                                                    -----------      -----------

                                                                    $   929,863      $ 1,002,316
                                                                    ===========      ===========

                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Line-of-credit                                                    $      --        $   400,000
  Current portion of long-term debt                                      16,127             --
  Accounts payable and accrued expenses                                  76,070          133,270
  Income taxes payable                                                     --             55,879
  Due to related parties                                                578,952             --
  Deferred income taxes                                                    --             15,878
  Other current liabilities                                                --              1,000
                                                                    -----------      -----------

         Total Current Liabilities                                      671,149          606,027

Long-Term Debt, less current portion                                     59,249             --
                                                                    -----------      -----------

                                                                        730,398          606,027
                                                                    -----------      -----------

Shareholders' Equity:
  Common stock, $1.00 par value, 1,000 shares
   authorized, issued and outstanding                                     1,000            1,000
   Subscription receivable                                                 --               (400)
   Retained earnings                                                    198,465          395,689
                                                                    -----------      -----------

         Total Shareholders' Equity                                     199,465          396,289
                                                                    -----------      -----------

                                                                    $   929,863      $ 1,002,316
                                                                    ===========      ===========


The accompanying notes are an integral part of these financial statements.

                        ROSENBAUM, WEITZ AND RITTER, INC.

                 Statements of Operations and Retained Earnings

                     Years ended December 31, 1996 and 1995



                                                               1996             1995
                                                               ----             ----
Net Patient Revenue                                        $ 2,422,753       $ 2,943,863
                                                           -----------       -----------

Operating Expenses:
  Payroll and related costs                                  1,362,834         1,556,351
  General and administrative                                 1,258,902         1,215,638
                                                           -----------       -----------

                                                             2,621,736         2,771,989
                                                           -----------       -----------

                                                              (198,983)          171,874

Other income                                                     1,759              --
                                                           -----------       -----------

(Loss) Income Before Provision for Income Taxes               (197,224)          171,874

Provision for Income Taxes                                        --              71,757
                                                           -----------       -----------

Net (Loss) Income                                             (197,224)          100,117

Retained Earnings - Beginning of Year                          395,689           295,572
                                                           -----------       -----------

Retained Earnings - End of Year                            $   198,465       $   395,689
                                                           ===========       ===========










The accompanying notes are an integral part of these financial statements.

                        ROSENBAUM, WEITZ AND RITTER, INC.

                            Statements of Cash Flows

                     Years Ended December 31, 1996 and 1995


                                                                  1996           1995
                                                                  ----           ----
Cash Flows from Operating Activities:
  Net (loss) income                                           $(197,224)      $ 100,117
  Adjustments to reconcile net (loss) income to net
   cash provided by (used in) operating activities:
     Depreciation and amortization                               48,888          30,443
     Decrease (increase) in -
        Accounts receivable, net                                 98,538        (270,942)
        Prepaid expenses                                         (2,506)         24,847
        Deferred taxes                                          (15,878)         62,878
        Deposits and other assets                                 1,089          20,613
     (Decrease) increase in -
        Accounts payable and accrued expenses                   (57,200)        (62,200)
        Income taxes payable                                    (55,879)         55,879
        Due to related parties                                  578,952            --
        Other current liabilities                                (1,000)          1,000
                                                              ---------       ---------

Net Cash Provided by (Used in) Operating Activities             397,780         (37,365)
                                                              ---------       ---------

Cash Flows from Investing Activities:
  Acquisition of property and equipment                            --          (376,589)
                                                              ---------       ---------

Cash Flows from Financing Activities:
  Payments of capital lease obligations                         (27,894)        (44,192)
  Net (payments) borrowings on line-of-credit                  (400,000)        400,000
  Collection on subscription receivable                             400            --
                                                              ---------       ---------

Net Cash (Used in) Provided by Financing Activities            (427,494)        355,808
                                                              ---------       ---------

Decrease in Cash                                                (29,714)        (58,146)

Cash - Beginning of Year                                         29,714          87,860
                                                              ---------       ---------

Cash - End of Year                                            $    --         $  29,714
                                                              =========       =========


Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for interest                      $   6,821       $   8,377
                                                              =========       =========

Supplemental Disclosure of Non Cash Investing
 and Financing Transactions:
  Purchase of medical equipment with proceeds of
   capital lease obligations                                  $ 103,270       $    --
                                                              =========       =========


The accompanying notes are an integral part of these financial statements.

                        ROSENBAUM, WEITZ AND RITTER, INC.

                          Notes to Financial Statements

                     Years Ended December 31, 1996 and 1995





NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           ORGANIZATION - Rosenbaum, Weitz and Ritter, Inc. (the "Company") was organized as a Florida corporation in September 1980 under the name of Rosenbaum, Weitz and Ritter, P.A. The Company is a provider of arthritic and rheumatic health care.

           ACCOUNTS RECEIVABLE AND REVENUES - Accounts receivable are primarily amounts due under fee-for-service contracts from third party payors, such as insurance companies, patients, and government health care programs. These receivables are presented net of an estimated allowance for contractual adjustments and uncollectible receivables. Contractual adjustments result from the difference between the rates for services performed and reimbursable amounts from government programs and insurance companies for those services.

           PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed using accelerated method over the estimated useful lives of the related assets which is five to ten years.

           CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of receivables from third party payors. The Company performs credit evaluations of its patients and their insurance carriers and establishes allowance for potential losses as considered necessary in order to limit concentrations of credit risk and potential credit losses.

           FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments ("SFAS 107") requires disclosure of the fair value of certain financial instruments. Cash, other current assets, other assets, accounts payable and accrued expenses are reflected in the accompanying financial statements at cost which approximates fair value.

           INCOME TAXES - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. For the year ended December 31, 1996, the Company filed its tax return on a consolidated basis with its parent company. For that year, the Company had a deferred tax asset of $91,000 and an income tax benefit of $68,700.

                        ROSENBAUM, WEITZ AND RITTER, INC.

NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)

           For the year ended December 31, 1995, the provision for income taxes consisted of the following:

                Current                             $55,879
                Deferred                             15,878
                                                    -------

                                                    $71,757
                                                    =======


                Federal                             $62,579
                State                                 9,178
                                                    -------

                                                    $71,757
                                                    =======


           USE OF ESTIMATE - The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE 2  -  PROPERTY AND EQUIPMENT

           At December 31, 1996 and 1995, property and equipment consisted of the following:

                                                                         1996          1995
                                                                         ----          ----
                Furniture and equipment                             $  489,808      $  489,808
                Medical equipment                                      511,930         408,660
                Leasehold improvements                                 274,037         274,037
                                                                    ----------      ----------

                                                                     1,275,775       1,172,505

                Accumulated depreciation and amortization              833,554         784,666
                                                                    ----------      ----------

                                                                    $  442,221      $  387,839
                                                                    ==========      ==========



                        ROSENBAUM, WEITZ AND RITTER, INC.

NOTE 3  -  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

           At December 31, 1996 and 1995, accounts payable and accrued expenses consisted of the following:

                                                  1996          1995
                                                  ----          ----

                Accounts payable               $ 10,539      $ 36,758
                Accrued payroll                  65,531        96,512
                                               --------      --------

                                               $ 76,070      $133,270
                                               ========      ========



NOTE 4  -  LINE-OF-CREDIT

           As of December 31, 1995, the Company has a line-of-credit with a bank which bears interest at prime plus 1% (9.5% at December 31, 1995) and is renewable annually. In January 1996, the line-of-credit was repaid and terminated.


NOTE 5  - OBLIGATIONS ON CAPITAL LEASES

           Capital lease obligations for purchases of medical equipment mature as follows:

                      Year Ending
                      December 31,
                      ------------

                      1997                                      $16,128
                      1998                                       17,818
                      1999                                       19,684
                      2000                                       21,747
                                                               --------

                                                                 75,377

                      Less current maturities                    16,128
                                                               --------
                                                               $ 59,249
                                                               ========

                        ROSENBAUM, WEITZ AND RITTER, INC.

NOTE 6  -  RELATED PARTY TRANSACTIONS

           During 1996, the Company was a member of an affiliated group whereby management and administrative expenses were incurred by an affiliate and allocated to the Company based on number of visits or physicians depending on the type of expense. For the year ended December 31, 1996, approximately $273,000 of such costs were allocated to the Company. In addition, all of the Company's cash receipts and disbursements were administered by this affiliate for which the Company was charged a fee of $273,000. As of December 31, 1996, the total amount due to related parties was approximately $579,000.

           During 1995, all management and administrative costs were incurred directly by the Company.


NOTE 7  -  COMMITMENTS AND CONTINGENCIES

           INSURANCE - The Company maintains insurance coverage for its professional malpractice claims. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $7,500,000 in the aggregate per year.

           Due to the nature of its business, the Company from time to time becomes involved as a defendant in medical malpractice lawsuits and is subject to the attendant risk of substantial damage awards. The Company maintains professional and general liability insurance on a claim made basis in amounts deemed appropriate by management, based upon historical claims and the nature and risks of its business. There can be no assurance however, that an existing or future claim or claims will exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverages for any such claims or that such coverage will continue to be available at a reasonable cost to adequately and economically insure the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.


NOTE 8  -  SUBSEQUENT EVENT

           On April 10, 1997, the Company sold its net assets to an unrelated party for $1,400,000 in cash.

                                                                Attachment 7(b)

                                 INTRODUCTION TO
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


GENERAL

The following unaudited pro forma consolidated balance sheet as of March 31, 1997 and the unaudited pro forma consolidated statements of income for the period from February 12, 1996 (inception) to June 30, 1996 and for the nine months ended March 31, 1997 reflect adjustments to Continucare Corporation's (the "Company") historical financial position and results of operations to give effect to the transactions discussed below as if such transactions had been consummated at March 31, 1997, in the case of the consolidated balance sheet, and at February 12, 1996 and July 1, 1996, respectively, in the case of the consolidated statements of income. The accompanying unaudited pro forma consolidated financial statements should be read in connection with the audited consolidated financial statements and notes thereto of the Company for the period from February 12, 1996 (inception) to June 30, 1996 as set forth in the Company's form 10-KSB/A and with the interim unaudited financial statements and notes thereto for the quarterly period ended March 31, 1997 as set forth in the Company's form 10-QSB.

The unaudited pro forma consolidated financial statements have been prepared by the Company based, in part, on the audited financial statements of the businesses acquired as required under the Securities Exchange Act of 1934, which financial statements are included in this Form 8-K, adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the Company's consolidated financial statements. These unaudited financial statements are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

ACQUISITION

On April 10, 1997, the Company, through Continucare Physician Practice Management, Inc., a wholly-owned subsidiary, acquired all of the outstanding stock of certain arthritis rehabilitation centers and affiliated physician practices. The acquisition included the purchase of AARDS, INC., a Florida corporation formerly known as Norman B. Gaylis, M.D., Inc., of Rosenbaum, Weitz & Ritter, Inc., a Florida corporation, and of Arthritis & Rheumatic Disease Specialties, Inc., a Florida corporation, from Sheridan Healthcare, Inc. ("Sheridan"). The aggregate purchase price was approximately $3.3 million of which approximately $2.5 million was borrowed by the Company under the Company's Revolving Note and Term Note.

As a result of the acquisitions, goodwill of approximately $1.8 million was recorded, which is being amortized over 20 years.

                             CONTINUCARE CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997


                                                                                            Acquisition
                                                        Continucare       Acquisition        Adjustments        Pro Forma
                                                        -----------       -----------       ------------        ---------
         Assets

Current assets
     Cash and cash equivalents                          $11,664,505      $      --        $  (800,000)(1)      $10,864,505
     Accounts receivable, net                             6,615,741          955,882             --              7,571,623
     Note receivable                                        139,333             --               --                139,333
     Prepaid expenses and
     other current assets                                   185,183           22,243             --                207,426
                                                        -----------      -----------      -----------          -----------
         Total current assets                            18,604,762          978,125         (800,000)          18,782,887
Property and equipment, net                                 670,908          564,269             --              1,235,177
Intangible assets, net                                      373,734             --          1,817,758 (2)        2,191,492
Other assets, net                                           385,101           10,398             --                395,499
                                                        -----------      -----------      -----------          -----------
     Total assets                                       $20,034,505      $ 1,552,792      $ 1,017,758          $22,605,055
                                                        ===========      ===========      ===========          ===========


         Liabilities and Shareholders' Equity

Current liabilities
     Accounts payable                                   $    35,881      $    70,550      $      --            $   106,431
     Accrued expenses                                     1,063,998             --               --              1,063,998
     Accrued interest payable                                40,280             --               --                 40,280
     Due to related parties                                    --          1,258,659       (1,258,659)(3)              --
     Current portion of capital lease                        20,491             --               --                 20,491
     Income and other taxes payable                       1,241,196             --               --              1,241,196
                                                        -----------      -----------      -----------          -----------
         Total current liabilities                        2,401,846        1,329,209       (1,258,659)           2,472,396
Notes payable                                               641,500             --          2,500,000 (4)        3,141,500
Obligation under capital lease                              215,484           73,873          (73,873)(3)          215,484
                                                        -----------      -----------      -----------          -----------
         Total liabilities                                3,258,830        1,403,082        1,167,468            5,829,380
                                                        -----------      -----------      -----------          -----------
Commitments and contingencies                                  --               --               --                   --
Shareholders' equity
     Common stock                                             1,215            2,000           (2,000)(5)            1,215
     Additional paid-in capital                          14,823,469             --               --             14,823,469
     Retained earnings                                    1,950,991          147,710         (147,710)(5)        1,950,991
                                                        -----------      -----------      -----------          -----------
         Total shareholders' equity                      16,775,675          149,710         (149,710)          16,775,675
                                                        -----------      -----------      -----------          -----------
     Total liabilities and
     shareholders' equity                               $20,034,505      $ 1,552,792      $ 1,017,758          $22,605,055
                                                        ===========      ===========      ===========          ===========




The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997


The acquisition adjustments reflected on the unaudited pro forma consolidated balance sheet are as follows:

(1)  Represents the cash paid for the acquisition.

(2) Represents the goodwill that would have been recorded if the acquisition had occurred on March 31, 1997, as follows:

         Total purchase price       $ 3,300,000
         Net assets acquired          1,482,243
                                    -----------
         Goodwill                   $ 1,817,757
                                    ===========

(3) Represents the elimination of a liability not assumed by the Company upon the acquisition.

(4)  Represents long-term debt incurred to finance the purchase price.

(5)  Represents the elimination of the equity accounts of the acquired entities.

                             CONTINUCARE CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
       FOR THE PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) TO JUNE 30, 1996

                                                                              Acquisition
                                        Continucare       Acquisition         Adjustments          Pro Forma
                                        -----------       -----------         -----------          ---------
Revenues, net                           $ 2,507,063       $ 1,475,760       $      --            $ 3,982,823
                                        -----------       -----------       -------------        -----------

Expenses
     Payroll and employee benefits          973,412           780,367            24,788(1)         1,778,567
     Provision for bad debt                 242,664            59,408              --                302,072
     Professional fees                      203,625            20,329              --                223,954
     General and administrative              54,430           729,896              --                784,326
     Depreciation and amortization              362            35,000            34,861(2)            70,223
                                        -----------       -----------       -----------          -----------
Total expenses                            1,474,493         1,625,000            59,649            3,159,142
                                        -----------       -----------       -----------          -----------

Income (loss) from operations             1,032,570          (149,240)          (59,649)             823,682
                                        -----------       -----------       -----------          -----------

Other (expenses) income
     Interest expense                       (23,204)             --             (85,069)(3)         (108,273)
     Other income                              --              30,878              --                 30,878
     Minority interest                      (32,686)             --                --                (32,686)
                                        -----------       -----------       -----------          -----------
Total other (expenses) income               (55,890)           30,878           (85,069)            (110,082)
                                        -----------       -----------       -----------          -----------
Income (loss) before taxes                  976,680          (118,362)         (144,718)             713,600
Provision for income taxes                  332,071              --                --                332,071
                                        -----------       -----------       -----------          -----------
Net income (loss)                       $   644,609       $  (118,362)      $  (144,718)         $   381,529
                                        ===========       ===========       ===========          ===========

Earnings per common share
and common equivalent share             $      0.10                                              $      0.06
                                        ===========                                              ===========

Earnings per common share
and common equivalent share
assuming full dilution                  $      0.10                                              $      0.06
                                        ===========                                              ===========

Weighted average shares
of common stock outstanding
(primary and fully diluted)               6,666,667                                                6,666,667
                                        ===========                                              ===========


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
       FOR THE PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) TO JUNE 30, 1996

The acquisition adjustments reflected on the unaudited pro forma consolidated statement of income are as follows:

(1) Represents the difference between compensation rates that are effective post-acquisition, pursuant to employment agreements entered into in connection with the acquisition, and actual compensation expense recorded by the acquired entities, as follows:

                  Compensation per agreements                 $  764,058
                  Actual compensation                            739,270
                                                              ----------
                           Pro Forma adjustment               $   24,788
                                                              ==========

(2) Represents amortization of the goodwill resulting from the acquisition using the straight-line method over a useful life of 20 years as follows:

                  Goodwill                                    $1,817,757
                                                              ==========
                  Amortization period                           20 years
                  Amortization expense for the period
                       from February 12, 1996 (inception)
                       to June 30, 1996                       $   34,081
                                                              ==========

(3) Represents interest expense on the $2.5 million of funds borrowed for the acquisition at an interest rate of 8.75%.

                             CONTINUCARE CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1997

                                                                                            Acquisition
                                                     Continucare         Acquisition         Adjustments           Pro Forma
                                                     -----------         -----------         -----------           ---------
Revenues, net                                        $  9,604,216       $  2,951,521       $       --            $ 12,555,737
                                                     ------------       ------------       -------------         ------------
Expenses
     Payroll and employee benefits                      4,425,929          1,560,734             49,577(1)          6,036,240
     Provision for bad debt                               833,107            118,816               --                 951,923
     Professional fees                                  1,004,543             40,658               --               1,045,201
     General and administrative                           518,417          1,459,792               --               1,978,209
     Depreciation and amortization                         83,950             70,001             68,228(2)            222,179
                                                     ------------       ------------       ------------          ------------
Total expenses                                          6,865,946          3,250,000            117,805            10,233,751
                                                     ------------       ------------       ------------          ------------

Income from operations                                  2,738,270           (298,479)          (117,805)            2,321,986
                                                     ------------       ------------       ------------          ------------
Other (expenses) income
     Interest income (expense)                            149,648               --             (166,493)(3)           (16,845)
     Minority interest                                   (162,233)              --                 --                 162,233)
     Other income                                            --               61,754               --                  61,754
     Loss on purchase of minority interest                 (9,081)              --                 --                  (9,081)
                                                     ------------       ------------       ------------          ------------
Total other (expenses) income                             (21,666)            61,754           (166,493)             (126,405)
                                                     ------------       ------------       ------------          ------------

Income (loss) before taxes                              2,716,604           (236,725)          (284,298)            2,195,581

Provision for income taxes                              1,035,471               --                 --               1,035,471
                                                     ------------       ------------       ------------          ------------
Net income (loss)                                    $  1,681,133       $   (236,725)      $   (284,298)         $  1,160,110
                                                     ============       ============       ============          ============

Earnings per common share
and common equivalent share                          $       0.16                                                $       0.11
                                                     ============                                                ============

Primary weighted average shares
of common stock outstanding                            10,747,596                                                  10,747,596
                                                     ============                                                ============

Earnings per common share
and common equivalent share
assuming full dilution                               $       0.16                                                $       0.11
                                                     ============                                                ============

Fully diluted weighted average
shares of common stock outstanding                     10,742,435                                                  10,742,435
                                                     ============                                                ============


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1997

The acquisition adjustments reflected on the unaudited pro forma consolidated statement of income are as follows:

(1) Represents the difference between compensation rates that are effective post-acquisition, pursuant to employment agreements entered into in connection with the acquisition, and actual compensation expense recorded by the acquired entities, as follows:

                  Compensation per agreements                 $  1,528,117
                  Actual compensation                            1,478,540
                                                              ------------
                           Pro Forma adjustment               $     49,577
                                                              ============

(2) Represents amortization of the goodwill resulting from the acquisition using the straight-line method over a useful life of 20 years as follows:

                  Goodwill                                    $   1,817,757
                                                              =============
                  Amortization period                              20 years
                  Amortization expense for the
                       nine month period ended
                       March 31, 1997                         $      68,228
                                                              =============

(3) Represents interest expense on the $2.5 million of funds borrowed for the acquisition at an interest rate of 8.75%.